Exhibit 99(d)

DUFF & PHELPS, LLC • 2000 UNIVERSITY CIRCLE, SUITE 600 • EAST PALO ALTO, CA 94303 • TEL 650-798-5500 • FAX 650-798-5510

December 12, 2005

Mr. Tom Olinger

Vice President, Corporate Controller

Oracle USA, Inc.

500 Oracle Parkway

Redwood Shores, CA 94065

Subject:	WRITTEN CONSENT TO REFERENCE DUFF & PHELPS, LLC PRELIMINARY VALUATION ANALYSIS IN S-4 FILING OF OZARK HOLDINGS, INC.

Dear Mr. Olinger:

We hereby consent to the inclusion (or incorporation by reference) in the Registration Statement on Form S-4 (No. 333-129139) (the “Registration Statement”) of Ozark Holding Inc. of references to our preliminary valuation analysis regarding the intangible assets of Siebel Systems, Inc. provided to you on October 4, 2005, and to references to our firm’s name therein. In giving such consent, we do not admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Duff & Phelps, LLC

Duff & Phelps, LLC

By:
Glen N. Kernick
Managing Director

www.duffandphelps.com